UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 18, 2021
Date of Report (Date of earliest event reported)
______________________________
New Relic, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
188 Spear Street, Suite 1000
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(650) 777-7600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 5.07 below, at the 2021 annual meeting of stockholders (the “Annual Meeting”) of New Relic, Inc. (the “Company”) held on August 18, 2021, the Company’s stockholders approved an amendment (the “Declassification Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to declassify the Company’s board of directors (the “Board”) and provide for the annual election of directors after the expiration of their current terms. As described in the Company’s proxy statement for the Annual Meeting, the declassification of the Board will be phased out over a two-year period such that, beginning at the election of directors at the 2023 annual meeting of stockholders, all directors would be up for election for a one-year term. The Declassification Amendment was previously approved by the Board, subject to approval by the Company’s stockholders, and became effective upon its filing with the Secretary of State of the State of Delaware on August 18, 2021.
On August 18, 2021, the Board adopted amendments to the Bylaws (the “Amended and Restated Bylaws”) which, among other things, consist of: (i) implementing the Declassification Amendment, including conforming changes to reflect the phased declassification of the Board; (ii) updating the advanced notice provisions to revise the information to be included in and to accompany notices as to nominations for elections of directors in connection with annual meetings, revise the information to be included in and to accompany notices as to business proposals in connection with annual meetings, provide that the presiding officer of an annual meeting can determine whether business was properly brought before the annual meeting, expand the required information that must be provided by proponents of proposals, expand the definition of proponent to include affiliates and associates of stockholders who provide the notice of proposal or nomination and the beneficial owner(s) on whose behalf the nomination or proposal was made, and clarify that the obligation to update and supplement any notice under such provision shall not limit the Company’s right to accept any deficiencies in any notice, to extend any applicable deadline or to permit a stockholder to amend or update any proposal or to submit a new proposal; (iii) providing that the presiding officer of an annual or special meeting, or a duly authorized officer of the Company, may postpone or adjourn any annual or special meeting for any purpose, and providing that if such meeting is reconvene, the adjourned meeting shall be deemed a continuation of the initial meeting; and (iv) designating the U.S. federal district courts as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum.
Copies of the Restated Certificate, as amended by the Declassification Amendment (the “Amended Charter”) and the Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Amended Charter and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Charter and the Amended and Restated Bylaws.
Item 5.07     Submission of Matters to a Vote of Security Holders.

On August 18, 2021, the Company held its Annual Meeting via a live audio webcast. At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s proxy statement. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected each of the three nominees for Class I director. The newly elected Class I directors will serve until the Company’s 2022 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Hope Cochran	54,103,343	314,042	2,331,058
Anne DelSanto	53,459,908	957,477	2,331,058
Adam Messinger	48,043,135	6,374,250	2,331,058

Proposal 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as set forth in in the proxy statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,284,059	10,117,573	15,753	2,331,058

Proposal 3. Stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022. The voting results were as follows:

Votes For	Votes Against	Abstentions
56,314,704	424,072	9,667

Proposal 4. Stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,319,238	87,317	10,830	2,331,058

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of New Relic, Inc, as amended.
3.2	Amended and Restated Bylaws of New Relic, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: August 19, 2021	By:	/s/ Mark Sachleben
Mark Sachleben Chief Financial Officer